Exhibit 10.35

CONFIDENTIAL TREATMENT REQUESTED

STARS ENT06000090A1 ANDA Networks

LUCENT TECHNOLOGIES WORLD SERVICES INC.

STATEMENT OF WORK

For

ANDA NETWORKS

Installation and Maintenance Services

of ANDA Products

May 4, 2006

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Copyright © 2006 Lucent Technologies, Inc. All Rights Reserved.

STARS ENT06000090A1 ANDA Networks

Table of Contents

1		INTRODUCTION	4

1.1		PROJECT DESCRIPTION	4

2		PROJECT MANAGEMENT SERVICES	4

2.1		ELEMENTS OF WORK AND LUCENT RESPONSIBILITIES	4
	2.1.1	Description	4
	2.1.2	Tasks	5

3		INSTALLATION	5

3.1		ELEMENTS OF WORK AND LUCENT RESPONSIBILITIES	5
	3.1.1	Description	5
	3.1.2	Tasks	6
	3.1.2	Tasks	6
	3.1.3	Deliverables	7
3.2		CUSTOMER RESPONSIBILITIES	7
3.3		EXCLUSIONS	8
3.4		ASSUMPTIONS	9
3.5		TEST & TURN-UP	10
	3.5.1	Description	10
	3.5.2	Tasks	10
	3.5.3	Deliverables	11
3.6		CUSTOMER RESPONSIBILITIES	11
3.7		INSTALLATION TERMS	11
	3.7.1	Schedule / Timeline	11
	3.7.2	Service-Specific Acceptance	12

4		MAINTENANCE SERVICES	12

4.1		SUMMARY OF WORK TO BE PERFORMED	12

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4.2		MAINTAINED PRODUCTS:	12
4.3		DEFINITIONS	13
	4.3.1	Service Description Definitions	13
4.4		INTERNATIONAL CUSTOMER MANAGEMENT CENTER	15
	4.4.1	Receiving Dispatch requests from Customer	15
4.5		SPARES MANAGEMENT & REPAIR SERVICE - ADVANCED EXCHANGE	15
	4.5.1	Introduction	15
	4.5.2	Spare Parts	15
	4.5.3	Lucent Responsibilities	16
	4.5.4	Customer Responsibilities	18
4.6		ADVANCED EXCHANGE SERVICE LEVEL AGREEMENT	20
	4.6.1	This section describes the Coverage Periods and Service Levels for the Advanced Exchange (AE) service	20
	4.6.2	Exclusions	21
4.7		ON SITE TECHNICAL SUPPORT SERVICE	21
	4.7.1	Lucent Responsibilities	21
	4.7.2	Customer Responsibilities	23
	4.7.3	OTS Service Level Agreement	23
	4.7.4	Exclusions	24

5		ADDITIONAL CUSTOMER RESPONSIBILITIES	25

5.1		TRAINING	25

6		GENERAL TERMS	26

6.1		CONDITIONS	26
6.2		CHANGE MANAGEMENT	26

7		PRICING SUMMARY	27

7.1		PRICING NOTES	27
7.2		PRICING	28

8		ENTIRE AGREEMENT	28

9		COVERED COUNTRIES AND SERVICE LEVELS	29

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1	INTRODUCTION

Lucent’s performance of the Services described below is subject to the assumptions, exclusions and other conditions identified in this document.

This Statement of Work (SOW) document describes the deliverables, parties’ respective responsibilities and other conditions applicable for the provision of services for ANDA Networks products by Lucent Technologies World Services Inc. (Lucent) for ANDA Networks (Customer). Performance of the services described in this SOW shall be governed by the Subcontracted Services Agreement Number ENT06000090A1 dated March 13, 2006 between Lucent and ANDA Networks (Agreement). In the event of a conflict between the terms of the Agreement and this SOW, the terms of this SOW shall prevail. No obligation to provide the service described herein arises unless an order for the service, Incorporating the terms of this SOW, has been placed by Customer and accepted by Lucent. Issuance of any purchase order by the Customer must reference the STARS number in this SOWs header and shall constitute Customer’s acknowledgement and acceptance of the terms and conditions of the governing Agreement and the terms and conditions set forth in this SOW.

1.1	PROJECT DESCRIPTION

This SOW is for the installation, project management and maintenance of ANDA Networks products as part of an ANDA Networks led network solutions project in the NAR, EMEA, CALA and APAC and includes the following services:

•	Installation of network equipment including Test and Turn Up and cable runs of 50 feet or less.

•	Project management

•	Spares Management & Repair (SM&R) Service

•	On-Site Technical Support

2	PROJECT MANAGEMENT SERVICES

2.1	Elements of Work and Lucent Responsibilities

2.1.1	Description

Lucent shall provide a Project Manager who will act as a single point of contract for the customer. The Project Manager has responsibility for planning, coordinating, and executing the project plan. This service is available only when purchased with the installation of the ER2000 series, the EE4000 series, or other EtherTone family products, and/or 50ft cable runs.

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2.1.2	Tasks

The Project Manager:

•	Organizes and leads the Lucent/Customer implementation team by clearly defining and documenting Customer and Lucent responsibilities, and ensuring that each deliverable is assigned an owner.

•	Manages the scheduling of installation resources per customer request. Coordinates all site access arrangements jointly with customer.

•	Processes all Purchase Order requests.

•

Provides status against the scheduled activities and documents variances that affect either Lucent or the Customer; develops recovery plans with the customer for those variances items that negatively impact either Lucent or the Customer; and conducts regular status meetings with both the Customer and involved Lucent organizations.

•	Tracks all Customer requirements and deliverables to Lucent for all regions (NAR, EMEA, CALA & APAC). Works with In-Country PM’s to coordinate international activities

•	Manages all subcontractor and third-party vendor activity, if applicable.

•	Maintains a mutually agreed upon program change control system.

3	INSTALLATION

3.1	Elements of Work and Lucent Responsibilities

3.1.1	Description

Lucent will install the network equipment as defined in the work order performing the assembly, wiring connections and testing tasks for the specific hardware listed in this section according to Lucent’s, Customer’s, and/or third-party manufacturer’s prescribed procedures associated with the product furnished on the order (Customer spares are not included). The actual work operations for any given installation job are dependent on the specific equipment being installed and the location and configuration of the Customer’s site (as per the Customer network design and project plan). Customer will provide all engineering to determine equipment selection to satisfy the customer requirements. In addition, Customer will determine site engineering requirements to include all site materials as well as any installation notes or drawings required to facilitate the installation process.

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3.1.2	Tasks

Lucent shall:

3.1.2.1	Material Receipt

•	Verify delivery of the material to be used in the installation at Customer’s site location, and provide reasonable inspection for shipping damage.

•	Unpack and inventory materials using bar scanners.

•	Alert customer if material is missing and/or damaged and work to resolve DOAs with Customer project team.

3.1.2.2	Installation Preparedness

•

LWS or LWS’ affiliate installation staff will provide and bring to site installation, test, and turn-up tools and instrumentation equipment in accordance with Customer’s recommended list of equipment to be installed.

3.1.2.3	Assembly and Cabling & Wiring

•	Mount equipment.

•	Ground equipment and associated framework, per Lucent and/or Customer’s recommended grounding standards if necessary.

•	Insert and seat all modules into equipment shelves (if required).

•	Run and connect power cables to the assigned AC outlet or DC power source, per specification. AC outlet or DC power source should be within 10’ of unit.

•	Run and connect alarm cables per specification.

•	Run and connect/interconnect fiber, copper, and/or coaxial cables per specification.

•	Clean and inspect field-connected fiber, specifically:

•	Apply wet solvent to connector endface to dissolve and remove impurities.

•	Perform dry clean wipe to remove remaining impurities.

•	Use scope to inspect fiber for contaminants, chips, cracks and scratches. LWS or LWS’ affiliates to provide required test equipment.

Note: Depending upon equipment configurations, all cabling assignments and connecting devices may not be required.

3.1.2.4	Standalone Equipment Testing

•	Power up equipment under normal power conditions and verify proper power-up.

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•

Perform power-up diagnostics to include basic, standalone tests on the individual equipment unit, per manufacturer’s standard installation and test procedures. Customer to provide these tests procedures to LWS or LWS’ affiliate.

•	Upgrade unit software, and/or firmware, if necessary

•	Notify Customer of any troubles with Customer-provided equipment.

3.1.2.5	Installation Job Completion

•	Remove from job site all tools and debris generated from the installation effort.

•	Provide Customer with job documentation, test records, and excess material (e.g., cables, fuses) (which will be left at the Customer site).

•	Verify proper completion of installation.

•	Issue Job Completion Notice to Customer.

3.1.3	Deliverables

•	Equipment installed, tested and ready for Customer handover (ready for the “Operation Phase” as defined in the Customer project plan)

•	Job specification and other job documentation as described by Customer (returned or left with end customer).

•	Excess Customer-ordered and owned material.

•	Job Completion Notice for Customer sign-off.

Note: Customer will sign off on the Job Completion Notice or provide written notice giving reasons for not doing so within five business days from the date of Job Completion Notice, otherwise the Job Completion Notice is deemed signed.

3.2	Customer Responsibilities

Customer shall:

•	Complete all site preparation tasks, including those identified during the site survey and network project plan.

•	Site preparation tasks will include but are not limited to:

•

Provide appropriate AC or DC power (available within the installation area), lighting, structural analysis, and fire protection and environmental hazard protections for the installation site, as required by law and in accordance with equipment manufacturer’s specifications.

•	Provide grounding system suitable for the equipment.

•	Provide aisle, shelf and unit designations if required

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•	Provide unobstructed access to sites, and systems required for the performance of this work. Including access to locked buildings, locked closets, and any other secured areas.

•	Provide installation instructions/documentation and assignments for Customer provided equipment.

•	Make available sufficient and secure floor space required for equipment staging, storage and installation.

•	Sign off on Installation Job Completion Notice.

•	The following items are customer responsibilities:

•	Provide all required bay frames, cabinets, and other support material.

•	Provide all required cable rack, fiber duct, lighting and common systems.

•	Provide all required connecting appliances (e.g., terminal blocks, DSX jack and panel, LGX panel, timing sources).

•	All required demarcation assignments.

•	Network configuration

3.3	Exclusions

•

Site material requirements and its pricing are not included in this SOW. Such requirements and pricing shall be established after completion of the site survey or receipt of customer-submitted site material data. The site materials and associated engineering and installation effort shall be quoted to Customer; and upon approval, Customer shall submit a separate Purchase Order for such site materials and associated services.

•

Modification to, or repair of, Customer-provided material is excluded from this SOW. New or used material provided by Customer shall be in such condition that it requires no repair and no adjustment or test effort in excess of that normal for new equipment.

•	Testing specifically excludes unequipped slots and spares.

•	Alarm connections included with installation of shelf however, alarm cabling is not included. Additional effort will be required for the alarm cabling if it is not existing.

•	Any additional work effort required, including site revisits, as a result of the site not being ready.

•

Should return site visits be required because of defective materials (DOA, wrong material ordered / shipped, incomplete / incorrect BOM, etc.), Lucent will be due additional trip charges as managed through the change management process.

•	The following items are excluded from this SOW:

•	Site acquisitions

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•	Site building construction and modifications

•	AC/DC power to the site

•	DC power at the site

•	HVAC

•	Emergency power/generators, grounding

•	Permits/licenses

•	Spares

•	Product and services training

•	Jumpers

•	Testing of spares

•	Re-patching of end user patch cables

•	Removal and/or relocation of existing equipment

3.4	Assumptions

•

Price includes testing in accordance with Lucent’s, Customer’s, and/or third-party manufacturer’s published specifications and/or standard installation and test procedures, which is to confirm standalone functionality of the individual equipment unit. End-to-end, integration, interoperability, network or other types of testing are not included in this SOW.

•

Price includes allowance for normal travel and living for distances up to 65 miles between Lucent installation base location and customer job site. Additional travel and living expenses will be billed as follows

•

Unless otherwise specified, all far-end terminations, including but not limited to DSX, LGX, power, alarms and grounding, must be already run and terminated within reach of equipment, network termination extension should be considered out of scope and available at additional cost. AC power will be provided from an available outlet within reach of the equipment as verified during the site survey. DC A and B power feeds will be available and within reach (10 ft of unit).

•	Lucent shall provide protection for Customer’s equipment and buildings during the performance of the Services, in accordance with Lucent’s standard practices.

•	Price assumes that rack is existing (Rack can be provided or installed for additional fees)

•	All patch cables must be provided for and installed by the customer and alarm cable must be pre-wired to alarm points

•	All new cabling, other than that identified within section 3.1.2.3, will need to be contracted under a change request or a separate Work Order/Scope of Work.

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3.5	Test & Turn-Up

3.5.1	Description

Lucent will provide on-site configuration, testing and network connectivity of equipment, following physical installation. Upon completion, Lucent will verify that the installed equipment recognizes local network interfaces.

3.5.2	Tasks

Lucent shall:

3.5.2.1	Configuration

•	Receive equipment configuration information from the Customer.

•	Attach a laptop computer to Local craft access port to load basic system configuration or pre-configured database(s) and operating parameters if required.

•	Load and verify IP Address and create new ADMIN level user

•	Verify and document the software load

•	Verify the unit is alarm free

3.5.2.2	Testing

•	Verify input voltage for proper value and polarity

•	Verify that all interconnections and connectivity are in place and functional so that a ping test can be performed.

•	Test connectivity and network interfaces by sending a ping (i.e. Internet Control Message Protocol (ICMP) packet) to a remote device over the WAN and Ethernet interfaces.

•

Coordinate with the Customer’s Network Operations (NOC) engineer to verify that the equipment is seen on the network and can be managed remotely using their network management system (NMS), and obtain release permission from the NOC engineer.

•	If needed load provided provisioning software into the equipment, per the engineering specification.

3.5.2.3	Documentation

•	Document with serial and model numbers for all equipment tested.

3.5.2.4	Turnover/Job Completion

•	Issue Job Completion notice to Customer.

•	Obtain Customer sign-off on job completion notice to confirm their acceptance of Lucent’s

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completed Test and Turn-Up procedures.

3.5.3	Deliverables

•	Equipment that:

•	Is configured.

•	Is tested.

•	Recognizes local network interfaces.

•	Supports all fundamental capabilities for in- and out-of-band communications, SNMP communications, and remote access.

•	List of serial and model numbers of equipment tested.

•	NOC acceptance sign-off sheet.

•	Job Completion Notice for Customer sign-off.

3.6	Customer Responsibilities

Customer shall:

•	Provide equipment configuration information (i.e., switch and/or router name, IP address, SNMP trap address, subnet mask, etc.).

•	Provide release permission from their NOC, verifying that the equipmet can be seen on the network.

•

Sign off on Job Completion Notice or provide written notice giving reasons for not doing so within five (5) business days from the date of Job Completion Notice, otherwise the Job Completion Notice is deemed signed.

Note 1: The Customer responsibilities and tasks specified in this SOW are required in order for Lucent to deploy the contracted services. Non-compliance or failure to complete or delay in completing such tasks may result in time and /or cost impacts. If this delays result in additional costs to LWS or its affiliate and delay and costs are attributed to Customer’s non-compliance or failure to complete a task, then Customer agrees to execute a Change Order (as defined in the Change Control Process section of this SOW) at Lucent’s request to confirm (a) Lucent’s authorization to bill for such work activities (at the rates applicable under this SOW, or, if no applicable rates are specified, then at Lucent’s then current standard rates.) and/or (b) the schedule extension attributable to the failure or delay in completing the customer tasks. Any delays to schedule attributable to either LWS or its affiliates will not incur charges to Customer.

3.7	Installation Terms

3.7.1	Schedule / Timeline

Customer and Lucent will mutually agree in advance on project schedules or start date before commencement of work. Lucent requests a five (5) business day notification prior to customer

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requested installation start date. A purchase order received by Lucent will signify the start of this request period.

3.7.2	Service-Specific Acceptance

Lucent shall notify Customer upon completion of the Services. Customer shall have five (5) business days from the written notice to notify Lucent that the Services do not conform to the requirements described in this SOW. Services shall be deemed accepted on the earliest of: (1) the passage of ten days with no notice of non-conformance; (2) Customer’s actual acceptance; or (3) Customer’s use of the Services, the result of the Services or any deliverable, whether or not the use is revenue-generating other than for Customer’s or the end-user’s use for purposes of verification of the correct operation of equipment included under terms of Work Order.

4	MAINTENANCE SERVICES

4.1	Summary of Work to Be Performed

Lucent will make available Spares Management & Repair (SM&R) Service and On-Site Technical Support as described herein.

4.2	Maintained Products:

Model Summary	Product Family	Description/ Overeview
EtherReach 2000	EtherReach	Located at the customer premises, the EtherReach 2000 series devices are single user versions of ANDA Networks’ EtherEdge 4000. The EtherReach 2000 series includes units that support G.SHDSL, DS1\E1, and DS3 on the trunk side, and 10/100BaseTX towards the subscriber. As a collection of small fixed-configuration devices, the EtherReach 2000 series can be utilized to meet a variety of deployment scenarios at very attractive prices

• 2104 • 2104 e • 2108 • 2108 e • 2200 • 2300

EtherReach 3000	EtherReach	The EatherReach 3000 series provides Ethernet and TDM interfaces in a fixed configuration, compact from factor for deployments at building sites as well as CO or POP locations. Networks Interface options include STM1, STM4, and Gigabit Ethernet, while subcriber interfaces include 10/100BaseTX, E1, and Gigabit Ethernet. The EtherReach 3000 series offers attractive price points and an easy way to add Ethernet services onto a legacy network.

• 3300 m • 3300 o • 3300 e

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EtherEdge 4000	EtherEdge	The EtherEdge 4000 series is a modular system that enables cost-effective delivery Ethernet services over copper and fiber facilities. The series has two possible deployment scenarios. It can be located in the basement of multi-tenant buildings, serving as an edge that supports multiple end users, providing up to 2410/100 Base TX, 100BaseFS, and /or VDSL ports on the subscriber side, which can be mapped to multiple DS3, STM1, STM4, and GigE ports on the trunk side. The EtherEdge 4000 can also be located at the Service Provider’s POP or CO in order to aggregate traffic from up to 24 remote EtherEdge 4000 or EtherReach 2000 devices.

• 4000 NAR • 4000 International

EtherDax 6000	EtherDax	The EtherDAX ™ 6000, is a central office Ethernet aggregation and transport product designed to handle large-scale Ethernet service delivery requirements for leading carriers. Addressing the rapidly expanding metro Ethernet market, the 2005 SUPER Quest Award-winning EtherDAX 6000 allows massive aggregation and cross connect of a larger number of EtherReach devices to support and centrally manage thousands of subscribers from a single device in the central office, thereby saving significant operating costs.

• 6000

Product Additions

Customer may propose the addition of product(s) to the list of Maintained Products through written request to the other party. Upon written concurrence by the other party, the parties will amend the applicable support and pricing sections (as required) in writing to reflect the additional Product. Customer will provide training for such additional Product in accordance with the Training section of this SOW.

Product Deletions

Either party may, upon sixty (60) days prior written notice to the other party and with mutual agreement, delete any of the Products listed in the Maintained Products list above and thereafter, Customer will not issue new Purchase Orders for such deleted Products nor shall Lucent accept Purchase Orders for services on these products. Lucent will continue to provide Services under Purchase Orders accepted prior to the deletion through the stated term.

Countries Additions and Deletions

The Covered Countries list in Section 9 are countries where Lucent has a local entity and will provide the Services. Customer and Lucent may mutually agree in writing to add or delete countries from that list or reasonably explore alternatives to meet the business need.

4.3	Definitions

4.3.1	Service Description Definitions

•	Coverage Period: The times of day and the days of the week during which Maintenance Services will be provided.

•

Assistance Request or AR: Customer’s request for Maintenance Services to be performed. An AR will be considered valid when Lucent acknowledges the request for assistance and confirms receipt by providing; either over the phone or by email, an AR tracking number also known as call number or ticket number. An AR may be initiated by Customer by telephone, email, or through the Lucent.com Web site (“Lucent.com”): http://www.lucent.com/support. Lucent.com or email should not be used to initiate an AR when urgent assistance is needed.

•	AP or APAC: Asia/Pacific

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•	CALA: Central and Latin America specifically countries from Mexico through Central America and the Caribbean and including all of South America.

•	CARES: Lucent’s proprietary Assistance Request management system.

•	EMEA: Europe, Middle East and Africa

•	End-Customer: Users, resellers or distributors of ANDA products.

•

Fit: The suitability or readiness of a product for a particular application, including environmental extremes, marginal parameters, physical and signal compatibility with interfacing systems and surroundings, level of performance, safety margins, reliability, maintainability and ability to be installed.

•	FSL: Field Stocking Location

•	Form: The weight, density, chemical or product composition, size, shape, structure, appearance, protocol, pattern, composition, configuration and marking/identification of product and software.

•	Function: The set of features that the product has been designed for use, in accordance with its Specifications.

•	Holiday: A governmental and public holiday in the country where Lucent is providing service or in the country from which Lucent is providing service.

•	ICMC: International Customer Management Center

•

Knowledge Base: A collection of articles, which provide solutions, procedures, and information to customers, support agents and other parties interested in the information, made available. This information can be found using free form or guided searches.

•	Local Time: The time as measured in a location where Lucent is providing service.

•	NAR: North America Region, specifically Canada and the United States.

•	NBD: Next Business Day

•

Part Request or PR: Lucent has authorized a Part to be exchanged according to the terms of this Agreement. A Part Request record is created after an Assistance Request is created. Each Assistance Request may have more than one Part Request associated with it.

•	SD: Same Day

•	Standard Business Day: The hours of 9:00 AM to 5:00 PM on a working day at the location of the equipment.

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4.4	International Customer Management Center

4.4.1	Receiving Dispatch requests from Customer

Lucent will receive call requests from Customer’s Remote Technical Support facility for Lucent Spares Management and Repair Service and Onsite Technical Support services. Dispatch requests will be initiated after Customer has performed Remote Technical Support to determine the root cause and necessary action to remedy the trouble.

International Customer Management Center: Tasks & Deliverables

Lucent shall:

•

Receive incoming phone and web requests for service. Each service request is screened for service level entitlement based on maintenance contracts, product warranty status, or other entitlement approvals as identified by Customer.

•	Call receipt support is provided on 7X24X365 global basis.

•	Log Customer’s AR in CARES.

•	Process requests for hardware in need of repair or replacement. Provides status on repair requests thru checking existing orders and providing an estimated time of completion.

•	Coordinate and dispatch on-site maintenance engineers, per entitlement from maintenance contract or as approved by Customer.

4.5	Spares Management & Repair Service – Advanced Exchange

4.5.1	Introduction

Advanced Exchange service provides Customer with delivery of a replacement part in advance of End-Customer returning a defective part to Lucent. The Advanced Exchange service (AE) is only available for those product assemblies or sub-assemblies that can reasonably be removed from use and/or installed without the use of uncommon tools and/or methods. Customer shall define the composition of the parts to be exchanged, and the part identification codes used in communication between Customer and Lucent. The parts for which the service is purchased are referred to in this section as “Field Replaceable Units” or “FRU(s)”. All FRU(s) that comprise the covered systems shall be subject to the same AE service levels as specified in the country coverage table.

4.5.2	Spare Parts

The parties acknowledge that Lucent will need spare parts and components of the Products (“Spares”) to perform the Services. Customer will provide a Spares Provisioning List describing such spares which Customer will make available to Lucent for performance of the Services. Customer will retain title and sole ownership to the Spares until they are installed in a Customer

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Product, at which time ownership of such Spares will pass to the End-Customer. At no time will Lucent have any legal or equitable ownership interest or claim to the Spares. Any Spares provided to Lucent will be deemed consigned to Lucent until actual installation in a Customer Product in the performance of Services. Lucent shall not allow any Spares to be subject to any lien, claim or encumbrance by any third party, nor will Lucent allow the Spares to be used as collateral or security. Lucent will use the Spares solely in performing the Services and any other use will be a material breach of this Agreement. To the extent any Spares are in the possession, custody or control of Lucent, Lucent will (a) be responsible for any loss, or damage to the Spares, (b) agrees to store, and protect the Spares at Lucent expense and (c) will provide an accounting to Customer, upon request, of any spares. Lucent will be liable for Customer’s replacement cost not to exceed the original manufacturing material only cost of any Spares that are lost or damaged while in Lucent possession, custody or control.

Notwithstanding any other provision of this Agreement, Lucent will promptly comply with any written Customer direction to return any Spares to Customer within a reasonable time. If Lucent’s compliance with Customer’s direction causes Lucent to fail to meet a Service Level, such failure shall be excused.

4.5.3	Lucent Responsibilities

During the Term of this Agreement Lucent will perform the following tasks:

•	Log Customer’s AR and associated PR.

•	Upon receipt into Lucent’s regional warehouse, return defective part to Customer within twenty (20) calendar days in NAR and thirty (30) calendar days for other regions.

Start Times for SM&R

Lucent will start SM&R service according to the following table

RESAE START
Existing FSL or Hub, existing stock, no movement of stock required.	5 business days after entitlement information is updated

Existing FSL or Hub, new (existing model) stock	5 business days after receipt of parts (immediately if Lucent is liable for the risk of parts shortage)

Existing FSL or Hub, new (new model) stock	5 business days upon receipt of parts, plus advanced notification and set up time

FRU Exchange

•

Arrange for the delivery of a replacement FRU to a pre-agreed End-Customer shipping address. All replacement FRU(s) will be like-for-like with the defective FRU, except where Customer determines that a replacement FRU of a different type is fully compatible with

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the form, fit, and function of the defective FRU being replaced.

•	Include pre-paid, return shipping instructions and address labels with FRU delivery to allow return of defective FRU to Lucent or directly to Customer.

•

Within NBD following the delivery of replacement of serialized spare part at an End Customer site, Lucent will notify Customer via email of the End-Customer’s name, location, and serial number of replacement spare. Customer email address for notification by LWS will be: “LWS-notification@andanetworks.com

Materials Planning

•

Based on Customer provided information, perform parts planning and material sourcing plans. Material planning will be based on the Parts Master File (PMF) and location of systems under contract or warranty coverage.

•

Inventory levels to support customer service level agreements will be determined by Lucent in coordination with Customer. Both parties agree to leverage existing inventory whenever possible to minimize inventory costs.

•	Arrange for internal stock movements and ordering of new material as necessary and recommend stock levels to Customer.

•	Provide monthly stock levels reports to Customer for ANDA material managed by Lucent.

New Material Requests

•

Lucent will submit new spares material requests to Customer via Customer email address: lws-notification@andanetworks.com. Next business day requests will be kept to a minimum and used in emergency situations only.

Material Stocking

•

Store Customer owned material in Lucent’s central regional warehouses to supply Advanced Exchange, NBD services and replenishment stock for SD services. To support SD contracts and where applicable Lucent and Customer agree to use a local warehouse where available based on the country coverage table and existence of in-country FSL’s.

•	Maintain complete and accurate inventory records.

•	Perform an annual physical inventory and weekly cycle counting of all consigned spare parts inventory in compliance with TL9000 standard practice and inventory control procedures.

Return Management

•	Track aging of defective return(s) over the ten (10) day period including follow-up with

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End-Customer as necessary for overdue returns prior to handoff back to Customer, when Lucent OTS service was not provided, for potential End Customer billing of non-returned material. The information provided to Customer will include the following information: end customer name, address, contact, product part number of non-returned unit, and date replaced.

•	Return defective returns to Customer.

4.5.4	Customer Responsibilities

During the Term of this Agreement, Customer is responsible for the activities described below:

Agreement Start Up

Customer is responsible for the following:

•

Customer shall return to Lucent a completed Parts Master File (PMF), in electronic format as provided by Lucent, for all FRU(s) to be covered under this Agreement prior to service commencement. Failure to provide information in a timely manner may result in reduced service level for the period during which the information is not available.

•

Customer shall supply spare parts to Lucent as per Material Planning reports that will be based on the PMF form supplied by Customer. Lucent must receive parts at least ten (10) calendar days prior to services commencement. Customer will be responsible for initial and Spares replenishment inventory freight charges. Failure by Customer to provide spare parts at least ten (10) calendar days prior to services commencement will relieve Lucent from all Service Level Requirements for the AE service until five (5) business days after the parts are received.

Support To Lucent

Customer shall provide:

•

Support in order to keep Lucent kept spares stock up to date with latest revisions. Customer will adhere to replenish turn-around times as specified in the Parts Master File (PMF). Failure to adhere to turn around times means Lucent will not be held responsible for material stock out.

Return & Replace Defective Customer Products. Defective Customer products returned from End-Customers will be returned to Customer. Customer will ship the repaired or replacement Customer Products to the Lucent designated Hub locations within ten (10) business days of receipt of the defective Customer Products at a Customer Repair Center. Customer’s failure to adhere to turn around times will relieve Lucent of responsibility for missed deliveries due to stock outs.

•	In case of a possible actual or upcoming out of stock condition(s) Customer will exert all reasonable efforts to supply the out-of-stock parts.

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New Material Request

Customer will deliver the spares to the Lucent location specified on the new spares material request on or before ten (10) business days after receipt of the written request or as otherwise mutually agreed to by the parties. Failure by Customer to provide spare parts at least ten (10) business days after receipt of the request or as otherwise mutually agreed to will relieve Lucent from all Service Level Requirements for the AE service until five (5) business days after the parts are received.

FRU Transport

•	Customer shall communicate to end-users the following in relation to the transport of FRU(s) between End-Customer and Lucent:

•

When Lucent OTS service is NOT provided, Customer shall ensure that its End-Customers return the exact match of the reported defective FRU, along with completed RMA documentation, to the Lucent-authorized depot within ten (10) business days of receiving the replacement FRU

•

When Lucent OTS service is NOT provided, Customer shall ensure the use of adequate packing material to protect all returned FRUs against a reasonable risk of damage that would normally occur during shipping by common carrier.

Parts Lead Times

The Table below describes the lead times for parts shipment. Customer will provide parts in accordance with these lead times.

NAR and ROW
Parts Shipment

Initial service start	Ship ten (10) business days before Effective Date *

Replenish	Ship within ten (10) business days upon receipt of defective parts *

New parts request	Ship within ten (10) business days upon receipt of request *

(* or timeframes as otherwise mutually agreed to)

Customer will provide all field mandatory Engineering Changes (ECO) at no cost to Lucent. If Lucent personnel are used to apply an ECO, Customer will reimburse Lucent for parts and labor at the prevailing Lucent rate.

Customer will notify Lucent’s Call Center immediately of all safety ECOs released. Lucent’s Call Center will assist Customer in defining what quantities are sufficient to satisfy the installed Customer base requiring the ECOs should Customer require LWS to apply such ECO.

Safety Engineering Change kits shall be provided at no charge to Lucent on the first day of their general availability in sufficient quantities to match inventory and installed service base.

Should Lucent determine/discover a potential safety, engineering or manufacturing defect, Lucent shall inform Customer of the issue within one (1) business day.

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4.6	ADVANCED EXCHANGE SERVICE LEVEL AGREEMENT

4.6.1	This section describes the Coverage Periods and Service Levels for the Advanced Exchange (AE) service.

AE Service Levels

Where AE is provided in response to an AR raised by Customer to request the AE service the On-Site Arrival Time is measured from when Lucent creates a PR until the Part actually arrives at the site.

The Service Level is 95% success rate for AE service defined as 95% of all AE ARs per quarter on average will meet or exceed the applicable Service Level below.

SD Service Level

The On-site Arrival Time will be no later than four (4) hours from Lucent issuing a PR.

NBD Service Level

The On-Site Arrival Time will be no later than the Next Business Day.

Geographic Restrictions

The On-site Arrival Times AE are subject to the following geographic restrictions:

•	In NAR: For SD contracts, End Customer’s location must be within 100 miles of the nearest Lucent Field Stocking Location (FSL).

•	In CALA, End Customer’s location must be within 50 kilometers of Sao Paolo and Rio de Janeiro Brazil, Cuidad de Mexico and Santiago, Chile

•	In EMEA, End Customer’s location must be within 150 kilometers of the Lucent Field Stocking Location (FSL).

In AP, End Customer’s location must be within 50 kilometers of the Lucent FSL.

Coverage Period

The AE service is provided according to the following coverage period. Calls received outside of these time periods will be treated as if received on the following working day (Monday-Friday excluding Holidays).

Description	Coverage
SD: [*] response	[*]
NBD delivery	Standard Business Day. Calls must be received prior to 5 p.m. local time (3:00 p.m. local time in the AP Region)

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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4.6.2	Exclusions

The following items and conditions are excluded from the AE service:

•	RMA/FRU Exchange for:

•	FRU defects that existed prior to the Term of this Agreement;

•

FRU defects or malfunctions caused by: (1) actions, including modifications, of non-Lucent personnel; (2) failure to follow the Customer’s installation, operation, or maintenance instructions; (3) failure of products not serviced by Lucent; (4) abuse, misuse, or negligent acts of non-Lucent personnel (5) the attachment of products not supported by Lucent or Customer unless Customer instructs LWS otherwise and LWS agrees.

•	Passive and mounting hardware including, but not limited to non-Customer cables, cable assemblies, cords, brackets, fans, fan assemblies, bezels, face plates, adapters, panels, or labels.

•	Consumables including, but not limited to, fuses, batteries, filters, or transformers.

•	Documentation or software in all media forms.

•	Re-installation of the FRU when received from Lucent

4.7	On Site Technical Support Service

This section describes Lucent’s On-site Technical Support (OTS) Dispatched Technician Service. The On-site service will be available according to the Performance Objectives. All communications between Lucent and Customer shall be conducted in the English language.

4.7.1	Lucent Responsibilities

NAR:

•

Lucent will commence providing the Services to identified Customers in NAR upon notification from Customer. Each notification will provide the name and address of the Customer to whom Lucent will provide the Services, period of time for which the Services will be provided, the model(s), serial number(s) and the types of service plan(s) selected by such Customer.

•	Lucent will plan training of field staff so that Select orders may be promptly implemented and Prime orders implemented within 3 business days.

•	Lucent will provide Customer with the estimated time of arrival of a Lucent Field Technician, generally within [*] of receipt of the call requesting OTS.

•	The Lucent Call Center will provide Customer a traceable event number for each field

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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technician dispatch.

•	Lucent will advise Customer by a mutually agreed upon method, or as End Customer may reasonably require of the following:

•	Technician on-site and offsite times

•	Serial number of FRUs

•	Serial number of unit(s) removed

•	Call close time

•	Any missed Response Time

•	Lucent will have available a dedicated person who will receive customer records and amendments and coordinate promptly with Customer.

•	Lucent will be responsible for the provision of all tools necessary to perform any and all Service under this Description of Services.

•	Lucent will provide monthly service activity reporting to Customer in a format mutually agreed to by both parties.

•

Where applicable, under the guidance of a Customer or Lucent remote engineer, as applicable, Lucent will troubleshoot hardware failure of supported products, replace the defective part and test bringing the customer configuration back into conformance with Customer Product specifications.

INTERNATIONAL REGIONS

•	Lucent will respond to End-Customer with the estimated time of arrival of a Lucent Field Technician generally within thirty (30) minutes of receipt of the call requesting OTS.

•	The Lucent Call Center will provide End-Customer a traceable event number for each field technician dispatch.

•	Lucent will advise End-Customer by a mutually agreed upon method, or as End-Customer may reasonably require of the following:

•	Technician on-site and offsite times

•	Serial number of FRUs

•	Serial number of unit(s) removed

•	Call close time

•	Any missed Response Time

•	Lucent will receive customer records and amendments and coordinate promptly with

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End-Customer.

•	Lucent will be responsible for the provision of all tools necessary to perform any and all Service under this Description of Services.

•	Lucent will provide monthly service activity reporting to Customer in a format mutually agreed to by both parties.

•

Where applicable, under the guidance of a Customer or Lucent Remote Engineer, as applicable, Lucent will troubleshoot hardware failure of supported products, replace the defective part and test bringing the customer configuration back into conformance with ANDA Product specifications.

4.7.2	Customer Responsibilities

Customer is responsible for the following tasks:

•

Return to Lucent a completed End-Customer Service Contract record, in electronic format as provided by Lucent, for all Maintained Products to be covered under this service prior to service commencement. Failure to provide information in a timely manner may result in reduced service level for the period during which the information is not available. Customer will use reasonable efforts to supply the required information in advance but cannot guarantee timeframes.

•	In NAR only, provide the Site Access instructions at the time the AR is created.

4.7.3	OTS Service Level Agreement

This section describes the coverage period and Service Levels for OTS. The coverage periods and performance objective depend upon Severity Levels and Performance Metrics as defined below.

On-site Arrival Time for OTS is measured from the time Customer places the call that requests that a technician be dispatched to the Customer’s site until the technician actually arrives at the site.

•	Same Day 24X7X4 Service Level

The On-site Arrival Time: Same Day will be no later than four (4) hours from the logging the call in OTIS.

•	Next Business Day Service Level

The On-Site Arrival Time: Next Business Day will be no later than the next Standard Business Day. The On-site Arrival Time is Next Business Day or less for 95% of the OTS dispatches.

The LWS Call Center will provide Customer or End Customer caller with an Estimated Time of Arrival (ETA) of the engineer.

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Geographic Restrictions:

The On-site Arrival Times are subject to the following geographic restrictions:

•	In NAR: Customer’s location must be within 100 miles of the nearest Lucent Service Center.

•	In CALA, Customer’s location must be within 50 kilometers of Sao Paolo and Rio de Janeiro Brazil, Cuidad de Mexico and Santiago, Chile

•	In EMEA, Customer’s location must be within 75 kilometers of the Lucent Service Center.

•	In AP, Customer’s location must be within 50 kilometers of the Lucent office in major cities.

Coverage Period

The OTS service is provided according to the following coverage period. Calls received outside of these time periods will be treated as if received on the following working day (Monday-Friday excluding Holidays).

Description	Coverage
Same Day [*] response	[*]

Next Business Day	Next Business Day Calls must be received prior to 5:00 p.m. or 3:00 p.m. for the AP Region local time for Next Business Day Delivery

Exchange	No Coverage

Warranty	No Coverage

4.7.4	Exclusions

The following items and conditions are excluded from the OTS Dispatched Technician Service:

•	Performed tasks that result from a failure on the part of a non-Lucent or non-Customer Technical Support Provider.

•	Performed tasks related to network or service problems that are not directly the result of the malfunction of the Maintained Products.

•	For Maintained Products defects or malfunctions that existed prior to the Term of this Agreement.

•	For Maintained Products defects or malfunctions caused by:

•	failure to follow the Customer’s installation, operation, or maintenance instructions;

•	failure of products not serviced by Lucent or Customer; and

•	abuse, misuse, or negligent acts of non-Lucent or non-Customer personnel;

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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•	For Maintained Products defects or malfunctions caused by:

•	modifications made by non-Lucent or non-Customer personnel; and

•	the attachment of products not supported by Lucent;

•	Sites not pre-registered with Lucent

•	Waiting time associated with unavailability of site access.

•	Installation or service provisioning activities.

•	Performance of services connected with relocation of the Maintained Products.

•	Performance of preventive maintenance for the Maintained Products.

•	Integration services, custom modifications, installation of Software Updates or Software Patches.

•	Supplying of Field Replaceable Units or other Maintained Product parts or chassis.

•	Supplying of consumables, cabling, connectors or installation materials other than those items confirmed in writing as being supplied by Lucent as part of the corrective maintenance activities.

•	Supplying of any test equipment other than those items confirmed in writing as being supplied by Lucent as part of the corrective maintenance activities.

•	At the request of Customer, and at Lucent’s option, Lucent may perform service for the excluded conditions listed above, at mutually agreed upon fees.

5	ADDITIONAL CUSTOMER RESPONSIBILITIES

5.1	TRAINING

•

Customer agrees to make available, free of charge, CD-ROM based or Internet based trainings to prepare Installation and Field Technicians to support the Customer product line. The Customer supplied training CD-ROM tools will be as follows: Chassis and Subsystems training CD which contains learning specifics on installation, site selection, theory of operation, chassis backplanes, environmental considerations, probable causes and possible solutions to fault conditions as well as features and benefits that distinguish Customer hardware from that of other vendors.

•	Lucent will pay for the associated travel and living costs for its own technicians to attend the various trainings.

•

Customer will provide product update training, if required and as determined by Customer, to a reasonable number of support technicians in each country within an agreed to amount of time of having deploying a new product release with major new features (not software patches). The format of this training will be mutually agreed by the parties. When applicable, for each relevant country, Customer will provide maintenance

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training by a Customer subject matter expert. Training will include demonstrations of procedures on functional systems and the interaction with Customer Remote Technical Support. Customer will provide Lucent with free training. Training-related content and material will be provided prior to the start of training where feasible. The format and schedules for the training will be mutually agreed to by the parties.

•	Customer will not charge Lucent for the travel and living costs of the trainer provided by Customer.

•	Customer will provide access to electronic copies of all current customer documentation plus any older release documentation for systems currently in use by customers.

•	Customer will provide Lucent access to ANDA Networks customer support experts.

Web-based Support.

•	Customer shall provide Lucent access to ANDA Networks customer support website at http://www.andanetworks.com/support.

6	GENERAL TERMS

Unless otherwise stated in previous sections of this SOW, the following terms apply to all services. Additional terms and conditions are per the Agreement.

6.1	Conditions

•

Lucent reserves the right to determine which personnel to assign to perform Services. Lucent personnel shall at all times be subject to the employment conditions of Lucent and not those of Customer. If Lucent personnel are present on Customer’s premises, those Lucent personnel shall respect Customer’s on-site conditions.

•	Lucent may use proprietary tools and software for providing this service. The stated price does not include the sale, licensing or transfer of such tools to Customer.

•

All work will be performed during normal business hours—8 AM to 5 PM, local time, Monday through Friday, excluding Lucent holidays—unless different working hours/schedule have been specified elsewhere in the SOW. Off hours work will result in a 25% increase in installation price or as defined elsewhere as part of this agreement.

6.2	Change Management

The pricing in this SOW is based upon performance of the tasks and provision of deliverables specifically defined in this document. Requests for additional work activities that are not described in this document, including Customer-required overtime or night work, or the

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application of any different or additional criteria or testing in connection with any services or deliverables, are subject to acceptance by Lucent and will entail additional charges to Customer. Certain matters may require a new quotation under a separate Statement of Work, if Lucent agrees to perform additional work activities under a SOW, Customer shall execute a Change Order in accordance with Lucent’s Change Management Process to confirm the schedule impact and Lucent’s authorization to perform and bill for such work activities. Lucent will also provide necessary information in order to complete the Customer Project Change Request as defined in the Customer Project Delivery Methodology.

Additional charges may apply if performance or completion of the service is delayed for any reason attributable to Customer. In such cases, as mutually agreed to in advance of the occurance of the chargeable activity(ies), where the delay(s) result in additional costs to LWS or its affiliate and delay and costs are attributable to Customer, Customer agrees to authorize: (a) Lucent’s billing for such work activities on a time and material basis at Lucent’s then current standard rates and subject to any applicable per incident and/or minimum hourly billing requirements then in effect and/or (b) the schedule extension attributable to the delay.

7	PRICING SUMMARY

7.1	Pricing Notes

•

In the event of an award by Customer within the 60 day proposal validity period, the pricing set forth herein in this sub-section shall be valid for three (3) years; however, Lucent reserves the right to review this pricing annually by providing Customer with 30 days written notice prior to the anniversary date of the Effective Date of the governing Agreement. Any change in price shall be mutually agreed upon by the parties and, in the event that no agreement is made regarding any pricing changes, then both parties mutually agree that the Agreement shall be terminated for convenience and performance under this SOW shall be discontinued immediately.

•	All prices are in $US, unless stated otherwise.

•

The pricing for the services under this SOW is based upon the configurations and quantities provided and specified within this SOW. Lucent reserves the right to re-quote prices for the services under this SOW if the customer requests any changes to the configurations or quantities.

•

Lucent’s pricing, as listed herein, is subject to change if the services are provided in support of a governmental contract or are otherwise subject to a Prevailing Wage Law. The term “Prevailing Wage Law” means the federal Davis-Bacon Act (Title 40 U.S. Code, chapter 3, Section 276(a)) or any similar federal, state or local law or regulation requiring that workers under certain contracts be paid the prevailing local wage for the classification of work in question. The Customer further agrees that, if a Prevailing Wage Law is applicable, an adjustment to the pricing shall be made in proportion to the increased amounts Lucent is required to pay as a result of application of the Prevailing Wage Law. Customer agrees to execute Change Orders at Lucent’s request to memorialize such pricing adjustment

Note: See attached pricing sheet for additional pricing notes

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7.2	Pricing

See pricing sheet embedded herein as ‘Appendix A’.

“ANDA MASTER

pricing tp 20060221

8	ENTIRE AGREEMENT

This SOW and the non-conflicting terms and conditions of the Agreement constitute the entire agreement and supersede all prior oral and written understandings between the parties regarding the subject matter herein. Any modification or addition to this SOW shall be in writing and signed by authorized representatives of both parties. Each party intends that a facsimile of its signature printed by a receiving fax machine be regarded as an original signature and agrees that this SOW can be executed in counterparts.

In witness thereof, each party has caused its authorized representative to sign this Statement of Work and shall become effective on the date last signed below.

ANDA Networks, Inc.	Lucent Technologies World Services Inc.
Signature:	Signature:
Name (Printed): Lewis Nichols	Name (Printed): JOSEPH A. LAVEA
Title: Vice President – Operations	Title: VICE PRESIDENT
Date: June-14-2006	Date: JUNE 28, 2006

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9	COVERED COUNTRIES AND SERVICE LEVELS

Attachment embedded herein has been provided by Customer and mutually agreed to by Lucent and Customer.

“APPENDIX-B_Covered Countries and Ser

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